UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 31, 2016
Date of Report

ALTERNET SYSTEMS, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-31909	88-0473897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2665 S. Bayshore Drive, Suite 305 Miami, Florida 33133

Tel: 786-265-1840
(Registrant's Telephone Number)

Check the appropriate box below if the Form-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Alternet Systems, Inc. (the “Company”) announces the resignation of Mr. Fernando Cisneros as Director of the Board of Directors of the Company, effective as of March 31, 2016.

Mr. Cisneros has confirmed that he has no disagreement with the Board and that he is not aware of any matter in relation to his resignation that needs to be brought to the attention of the shareholders of the Company.

The Board would like to express its sincere gratitude and appreciation to Mr. Cisneros for his significant contributions to the Company. The Board wishes Mr. Cisneros every success in all of his future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNET SYSTEMS, INC.
     By: /s/ Henryk Dabrowski
     Henryk Dabrowski, CEO and Director
     Dated: March 31, 2016